UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

BCB BANCORP, INC.

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required
☐	Fee Computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

BCB Bancorp, Inc.
104-110 Avenue C
Bayonne, New Jersey 07002

March 28, 2011

Dear Fellow Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders of BCB Bancorp, Inc.  The annual meeting will be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002, at 10:00 a.m., eastern time, on April 28, 2011.

The enclosed notice of annual meeting and proxy statement describe the formal business to be transacted at the annual meeting.  During the annual meeting we will also report on the operations of BCB Bancorp, Inc.  Directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that shareholders may have.

The annual meeting is being held so that shareholders may vote upon the following matters: (i) the election of six directors, (ii) the ratification of the appointment of the independent registered public accounting firm for the year ending December 31, 2011, (iii)  an amendment to the BCB Bancorp, Inc. Certificate of Incorporation to authorize 10 million shares of serial preferred stock par value $0.01 per share and (iv) approval of the BCB Bancorp, Inc. 2011 Stock Option Plan.

The Board of Directors has determined that approval of the matters to be considered at the annual meeting is in the best interests of shareholders.  For the reasons set forth in the proxy statement, the Board of Directors recommends a vote “FOR” the matters to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card in the postage-paid envelope as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the annual meeting.  Your vote is important, regardless of the number of shares that you own.  Please sign and return the enclosed proxy card promptly.  Your cooperation is appreciated, since a majority of the common stock must be represented at the annual meeting, either in person or by proxy, to constitute a quorum for the conduct of business.

Sincerely,

/s/ Mark D. Hogan

Mark D. Hogan
Chairman of the Board

BCB Bancorp, Inc.
104-110 Avenue C
Bayonne, New Jersey 07002
(201) 823-0700

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

To Be Held On April 28, 2011

Notice is hereby given that the Annual Meeting of Shareholders of BCB Bancorp, Inc., will be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002, on April 28, 2011 at 10:00 a.m., eastern time.

A Proxy Card and a Proxy Statement for the annual meeting are enclosed.

The annual meeting is being held so that shareholders may vote on the following matters:

1.	The election of six directors;
2.	The ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2011;
3.	An amendment to the BCB Bancorp, Inc. Certificate of Incorporation to authorize 10 million shares of serial preferred stock par value $0.01;
4.	Approval of the 2011 Stock Option Plan; and

such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned.  Shareholders of record at the close of business on March 1, 2011, are the shareholders entitled to vote at the annual meeting or any adjournments thereof.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED ANY TIME PRIOR TO THE ANNUAL MEETING.  A PROXY MAY BE REVOKED BY FILING WITH OUR CORPORATE SECRETARY A WRITTEN NOTICE OF REVOCATION, SUBMITTING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.  HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE REGISTERED IN THE NAME OF A BROKER, BANK OR OTHER NOMINEE, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM THE RECORDHOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

Our proxy statement, annual report to shareholders on Form 10-K and proxy card are available on www.bcbbancorp.com.  If you need directions to attend the Annual Meeting and to vote in person, please call us at (201) 823-0700.

By Order of the Board of Directors

/s/ Mark D. Hogan

Mark D. Hogan
Chairman of the Board
Bayonne, New Jersey
March 28, 2011

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES.  A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

BCB Bancorp, Inc.
104-110 Avenue C
Bayonne, New Jersey 07002
(201) 823-0700

ANNUAL MEETING OF SHAREHOLDERS
To be Held on April 28, 2011

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of BCB Bancorp, Inc. to be used at the Annual Meeting of Shareholders, which will be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002, on April 28, 2011, at 10:00 a.m., eastern time, and all adjournments of the annual meeting.  The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about March 28, 2011.

At the annual meeting shareholders will vote on the election of six directors, the ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2011, approval of an amendment to our Certificate of Incorporation to authorize 10 million shares of preferred stock and the approval of the 2011 BCB Bancorp, Inc. Stock Option Plan and such other matters as may properly come before the annual meeting or any adjournments thereof.

REVOCATION OF PROXIES

Shareholders who complete proxies retain the right to revoke them in the manner described below.  Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and any adjournments thereof.  Proxies solicited on behalf of the Board of Directors will be voted in accordance with the directions given thereon.  Where no instructions are indicated, validly completed proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the annual meeting.

Proxies may be revoked by sending written notice of revocation to our Corporate Secretary at the address shown above, the submission of a later dated proxy or by voting in person at the annual meeting.  The presence at the annual meeting of any shareholder who had returned a proxy shall not revoke such proxy unless the shareholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to our Corporate Secretary prior to the voting of such proxy.

If your shares of common stock are held in “street name” by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted at the annual meeting.  If you wish to change your voting instructions after you have returned your voting instructions to your broker, bank or other nominee you must contact your broker, bank or other nominee. If you want to vote your shares of common stock held in street name in person at the annual meeting, you will have to get a legal proxy in your name from the broker, bank or other nominee who holds your shares.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our common stock as of the close of business on March 1, 2011, our record date, are entitled to one vote for each share then held.  As of the record date, we had 10,161,666 shares of common stock issued. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting.  Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

Persons and groups who beneficially own in excess of 5% of our common stock are required to file certain reports with the Securities and Exchange Commission (“SEC”) regarding such beneficial ownership.  Based upon a review of beneficial ownership filings required to be filed by the SEC, we are not aware of any person who owns in excess of 5% of our common stock.

In accordance with New Jersey law, a list of shareholders entitled to vote at the annual meeting shall be made available at the annual meeting.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote “FOR” the election of the nominees proposed by the Board of Directors, or to “WITHHOLD AUTHORITY” to vote for the nominees being proposed, or “FOR ALL EXCEPT” nominees who are identified on the proxy card.  Under New Jersey law and our Certificate of Incorporation and Bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for the nominees being proposed is withheld.

As to the ratification of our independent registered public accounting firm, the approval of the amendment to our Certificate of Incorporation and the approval of the 2011 BCB Bancorp, Inc. Stock Option Plan by checking the appropriate box a shareholder may: (i) vote “FOR” the item; (ii) vote “AGAINST” the item; or (iii) “ABSTAIN” from voting on such item.  Under our Certificate of Incorporation and Bylaws, each of these proposals shall be determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”

The Board of Directors will designate an inspector of elections.

Regardless of the number of shares of common stock owned, it is important that holders of a majority of the shares of our common stock be represented by proxy or present in person at the annual meeting.  Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope.  Shareholders are urged to indicate their vote in the spaces provided on the proxy card.  PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS GIVEN ON THE PROXY.  WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXIES WILL BE VOTED “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING.

PROPOSAL I - ELECTION OF DIRECTORS

Our Board of Directors is currently composed of 11 members and is divided into three classes, with one class of directors elected each year. Effective at the annual meeting, the Board of Directors will be increased to 12 members.  Our directors will generally be elected to serve for a three-year period and until their respective successors have been elected and qualified.  However, at the annual meeting we will be asking shareholders to vote for directors for one, two and three year terms as set forth below.  Six directors will be elected at the annual meeting. The Board of Directors has nominated Robert Ballance, Joseph J. Brogan, Robert Hughes and Donald Mindiak to each serve for a three year term; Kenneth D. Walter to serve a two year term and Thomas M. Coughlin to serve a one year term; and in each case to serve until their successor has been elected and qualifies.  Each nominee of the Board of Directors has consented to being named in this Proxy Statement.

The table below sets forth certain information, as of March 1, 2011, regarding the composition of our Board of Directors, including the terms of office of Board members, and information regarding our executive officers and the executive officers of BCB Community Bank (formerly Bayonne Community Bank), our principal operating subsidiary. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the annual meeting for the election of the nominees identified below.  If a nominee is unable to serve, the shares represented by proxies will be voted for the election of such substitute as the Board of Directors may recommend.  At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected.  Except as indicated herein, there are no arrangements or understandings between the nominee and any other person pursuant to which such nominee was selected.  None of the shares beneficially owned by directors, executive officers or nominees to the Board of Directors have been pledged as security or collateral for any loans.

Name	Position(s) Held With the Company or the Bank	Age At Record Date	Director Since(1)	Current Term Expires	Shares Beneficially Owned(2)		Percent of Class(2)

NOMINEES
	FOR A THREE YEAR TERM

Robert Ballance	Director	52	2000	2011	113,973	(10)	1.18%
Joseph J. Brogan	Vice Chairman of the Board	72	2000	2011	341,951	(11)	3.53
Robert Hughes	Director	72	2010	2011	51,686	(13)	0.53
Donald Mindiak	President, Chief Executive Officer and Director	52	2000	2011	163,666	(12)	1.69

	FOR A TWO YEAR TERM

Kenneth D. Walter	Chief Financial Officer and Director	47	2010	2011	72,202	(14)	0.75

	FOR A ONE YEAR TERM

Thomas M. Coughlin	Chief Operating Officer	51	2002	2012	166,474	(6)	1.72

CONTINUING DIRECTORS

Joseph Lyga	Director	51	2000	2012	96,550	(3)	1.00
Alexander Pasiechnik	Director	49	2000	2012	108,271	(4)	1.12
Joseph Tagliareni	Director	56	2006	2012	33,426	(5)	0.35

Judith Q. Bielan	Director	46	2000	2013	122,069	(7)	1.26
James E. Collins	Director	62	2003	2013	170,622	(8)	1.76
Mark D. Hogan	Chairman of the Board	45	2000	2013	230,318	(9)	2.38

EXECUTIVE OFFICER WHO IS NOT A DIRECTOR

Amer Saleem	Senior Lending Officer	56	N/A	N/A	9,884	(15)	0.10
All directors and executive officers as a group (13 persons)	N/A	N/A	N/A	N/A	1,681,092		17.36%
________________________
(1)	Includes service as a director of BCB Community Bank. Mr. Walter was appointed to the board of directors of BCB Bancorp, Inc. and BCB Community Bank on July 6, 2010.
(2)	Includes shares underlying options that are exercisable within 60 days from the record date.
(3)
Mr. Lyga has sole voting and dispositive power over 72,888 shares, shared voting and dispositive power over 1,040 shares with his spouse and shared voting and dispositive power over 379 shares with his child.  Includes 22,243 shares underlying options exercisable within 60 days from the record date.

(4)	Mr. Pasiechnik has sole voting and dispositive power over 96,865 shares. Includes 11,406 shares underlying options exercisable within 60 days from the record date.
(5)
Mr. Tagliareni has sole voting and dispositive power over 19,420 shares, shared voting and dispositive power over 10,966 shares with his spouse and shared voting and dispositive power over 1,040 shares with his children.  Includes 2,000 shares underlying options exercisable within 60 days from the record date.

(6)	Mr. Coughlin has sole voting and dispositive power over 144,960 shares. Includes 21,514 shares underlying options exercisable within 60 days from the record date.
(7)
Ms. Bielan has sole voting and dispositive power over 83,054 shares, shared voting and dispositive power over 6,297 shares with her spouse and shared voting and dispositive power over 3,370 shares with her children.  Includes 29,348 shares underlying options exercisable within 60 days from the record date.

(8)
Mr. Collins has sole voting and dispositive power over 154,924 shares, shared voting and dispositive power over 851 shares with his spouse and shared voting and dispositive power over 3,441 shares with his children. Includes 11,406 shares underlying options exercisable within 60 days from the record date.

(9)
Mr. Hogan has sole voting and dispositive power over 205,415 shares, shared voting and dispositive power over 22,915 shares with his spouse and shared voting and dispositive power over 1,988 shares with his children.  Includes no shares underlying options exercisable within 60 days from the record date.

(10)
Mr. Ballance has sole voting and dispositive power over 75,268 shares, shared voting and dispositive power over 953 shares with his spouse and shared voting and dispositive power over 2,494 shares with his children.  Includes 35,258 shares underlying options exercisable within 60 days from the record date.

(11)
Mr. Brogan has sole voting and dispositive power over 191,511 shares, shared voting and dispositive power over 37,371 shares with his spouse and shared voting and dispositive power over 104,477 shares with his grandchildren.  Includes 8,592 shares underlying options exercisable within 60 days from the record date.

(12)
Mr. Mindiak has sole voting and dispositive power over 121,525 shares, shared voting and dispositive power over 3,250 shares with his spouse and shared voting and dispositive power over 1,811 shares with his children.  Includes 37,080 shares underlying options exercisable within 60 days from the record date.

(13)
Mr. Hughes has sole voting and dispositive power over 34,486 shares and shared voting dispositive power over 17,200 shares with his spouse.  Includes no shares underlying options exercisable within 60 days from the record date.  Mr. Hughes was appointed to the board of directors of BCB Bancorp, Inc. and BCB Community Bank on July 6, 2010.

(14)	Mr. Walter has sole voting and dispositive power over 59,202 shares. Includes 13,000 shares underlying options exercisable within 60 days from the record date.
(15)	Mr. Saleem has sole voting and dispositive power over 5,165 shares. Includes 4,719 shares underlying options exercisable within 60 days from the record date.

Biographical Information Regarding Directors, Executive Officers and Nominees

Set forth below is biographical information regarding our directors and executive officers. For the individuals named below, all are directors of BCB Bancorp, Inc., the Parent Company of their wholly owned subsidiary, BCB Community Bank. Unless otherwise noted, each director has held the indicated position for at least 10 years.

Directors

Robert Ballance, 52, recently retired as a Battalion Chief with the Bayonne Fire Department and is the owner of Bob’s Carpet located in Bayonne.  Mr. Ballance was a director of the Bayonne Fire Exempt Association; has previously served as the Treasurer of the Bayonne Fire Department Local #11;  and is a member of the Bayonne Elks B.P.O.E. Additionally, from 1997 to 2001, Mr. Ballance was a director of the Bayonne Federal Credit Union and has operated a flooring business for over 25 years. Mr. Ballance’s experience as a businessman, civil servant and former director of a financial institution support his appointment as a member of the Board of Directors. Mr. Ballance attended Saint Vincent DePaul Grammar School and Marist High School in Bayonne.

Judith Q. Bielan, Esq., 46, is an attorney practicing law for 20 years.  Ms. Bielan currently owns her own law firm, Bielan, Miklos, Makrogiannis, P.C., which she formed in 1996.  Ms. Bielan was a partner with Cavanaugh and Bielan, P.C. from 1993 to 1996, and associated with the firm of Schumann, Hanlon, O’Connor and McCrossin from 1989 to 1993. She has represented various banking clients in commercial and residential real estate closings, work-out negotiations, merger agreements and general research relating to banking law. In her present firm she continues to handle all aspects of real estate closings, foreclosures, contract disputes and estate matters. In the management of her own firm, Ms. Bielan is also experienced in the areas of marketing, budgeting, public relations, collections and employment issues.  Ms. Bielan’s legal expertise in the area of banking law, and her service to the Bayonne community as an attorney led to her appointment as a member of the Board of Directors. She is a member of the New York and New Jersey State Bars as well as the Past President of the Hudson County Bar Association. Ms. Bielan serves on the Hudson County Bar Association’s Family Law Committee and serves as a Vice Chair on the Board of Trustees of Holy Family Academy of Bayonne. In addition, she holds degrees from Montclair State College and Seton Hall Law School.

Joseph J. Brogan, 72, has over 45 years of experience in the insurance industry and is the founder of Brogan Insurance Agency located in Bayonne. His extensive experience as an insurance industry professional and real estate/market investor led to his appointment to serve as a member of the Board of Directors. Mr. Brogan is the former head of the State Farm Agents Association and is a current member of the Knights of Columbus and the Fraternal Order of Elks. Mr. Brogan attended Saint Aloysius Grammar School, Jersey City, and Seton Hall Preparatory School, has received a B.S. from Saint Peter’s College and attended graduate school at Fordham and New Jersey City University.

James E. Collins, 62, recently retired as Senior Lending Officer of BCB Community Bank, and had worked in the banking industry since 1972. He is the former Vice President of Lending at First Savings Bank of New Jersey and served as that bank’s Community Reinvestment Officer and as a member of the Budget, Asset and Liability, Asset Classification and Loan Committees. In addition, Mr. Collins has served as Treasurer of the Bayonne Chamber of Commerce, as the past President of Ireland’s 32 and as citywide director for Bayonne’s C.Y.O. Sports Programs. Currently, Mr. Collins serves as a Trustee for the Bayonne Education Foundation and is currently a member of the Directorate of Marist High School in Bayonne. Mr. Collins attended St. Mary’s, Our Lady Star of the Sea Elementary School and Marist High School, received a B.S. from St. Peter’s College and attended graduate school at the Institute for Financial Education. Mr. Collins is a certified Real Estate Appraiser and a member of the Review Appraisers Association.

Mark D. Hogan, C.P.A., 45, is a sole practitioner with an office located in Bayonne. In addition, Mr. Hogan is a registered representative providing financial planning for his clientele. Mr. Hogan has achieved the following licenses and designations:  NASD Series 7, 24 and 63, New Jersey Life and Health Insurance broker, New Jersey Property and Casualty Insurance broker. Mr. Hogan qualifies as an “audit committee financial expert” under the rules and regulations of the SEC, and therefore is well-qualified to serve as our Chairman of the Board of Directors. Mr. Hogan attended Saint Peter’s Preparatory School and received a B.S. degree in Finance from Pace University.

Robert Hughes, 72, is retired. Most recently, Mr. Hughes served as a consultant to Pamrapo Savings Bank from 2005 to 2010. Prior to his consulting engagement, Mr. Hughes served as a Vice President for Pamrapo Savings Bank from 1990 through 2005. Mr. Hughes served as the President & Chief Executive Officer of Metropolitan Federal Savings and Loan Association from 1980 to 1990, and prior to his service there he was a Partner for the accounting firm Stephen P. Radics & Co., supervising audits of various thrift clients. Mr. Hughes achieved his CPA License in 1964 and is a graduate of Pace College, (now Pace University) with a BBA in accounting.

Joseph Lyga, 51, has served on the Bayonne Fire Department since 1985, having achieved the rank of Battalion Chief. In addition, Mr. Lyga has been a self-employed contractor for the last 24 years in the area of systems design. In this capacity he has served BCB Bancorp, Inc., in conjunction with other technical advisors, to strengthen our firewall security for our computer systems in an effort to preserve and protect the integrity of our financial records. Mr. Lyga’s dedicated service to the Bayonne community led to his appointment to serve as a member of the Board of Directors. Mr. Lyga has served as President and Secretary/State Delegate of the Bayonne Fire Department Local #211 and has served as President, Vice President, Secretary and Treasurer of the Bayonne Fire Department Local #11. Mr. Lyga is also a member of the Sicilian Citizens Club. Mr. Lyga attended Saint Mary’s, Our Lady Star of the Sea Elementary School, Marist High School, New Jersey City University and the Chubb Institute where he studied computer programming and network design.

Donald Mindiak, 52, has been employed in the banking industry for over 30 years and has been President and Chief Executive Officer of BCB Community Bank since October 1999 and BCB Bancorp, Inc. since May 2003.  From May 2007 until July 2010 Mr. Mindiak also served as Chief Financial Officer of BCB Bancorp, Inc. and BCB Community Bank.  Before joining BCB Community Bank, he was employed by Summit Bank as a Manager of Strategic Planning and Support. Prior to his employment at Summit Bank, Mr. Mindiak was employed at First Savings Bank of New Jersey in Bayonne. During his tenure at First Savings Bank of New Jersey, he served as Treasurer and prior to that position as Controller. Mr. Mindiak served as an active member of the Asset/Liability, Budget, Investment and Rate Setting Committees while at First Savings Bank of New Jersey and was the former Chairman of the Asset Classification Committee. Mr. Mindiak serves as a member of the Board of Governors of the NJ Bankers Association as well as the past President of the Community Bankers Association of New Jersey. In addition, Mr. Mindiak serves on the Board of All Saints Catholic Academy Elementary School in Bayonne. Mr. Mindiak received a B.A. degree in Chemistry from Rutgers, Newark College of Arts and Sciences and an M.B.A. degree in Finance from Fairleigh Dickinson University.

Alexander Pasiechnik, 49, is President and Chief Executive Officer of Victoria T.V. Sales and Appliances.  Victoria T.V. Sales and Appliances is a family run business that has been operating successfully in the community of Bayonne for 50 years. Mr. Pasiechnik is also an accomplished real estate investor who owns and operates various commercial and investment real estate facilities. He is also an active member of the Bayonne Chapter of UNICO National. Mr. Pasiechnik’s financial acumen that was developed while serving as a senior executive of a successful company led to his appointment to serve as a member of the Board of Directors. Mr. Pasiechnik was born in Bayonne and attended Saint Mary’s, Our Lady Star of the Sea Elementary School, Marist High School, and Saint Peter’s College.

Kenneth D. Walter, C.P.A., C.F.P, 47, is the Chief Financial Officer of BCB Community Bank and BCB Bancorp, Inc., a position he assumed at the time Pamrapo Bancorp, Inc. was acquired by BCB Bancorp, Inc. in July 2010.  Prior to the merger, Mr. Walter had held a variety of senior positions with Pamrapo Bancorp, Inc., including Interim President and Chief Executive Officer from 2009 and prior thereto he served as Chief Financial Officer of Pamrapo Bancorp, Inc., and Pamrapo Savings Bank from 2001 to 2010. He previously served as Controller from 2000 to 2001 and Internal Auditor from 1988 to 2000 of Pamrapo Bancorp Inc., and Pamrapo Savings Bank. Mr. Walter was an active member on various committees, including, but not limited to the Investment, Asset/Liability, Asset Classification and Loan Review Committees with Pamrapo Bancorp Inc., and Pamrapo Savings Bank. Mr. Walter attended St. Peter’s Preparatory School and received a B.S. degree in Accounting from Montclair State University. He is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants. Mr. Walter currently serves on the finance committee of St. Peter’s Preparatory School.

Joseph Tagliareni, 56, is the President and Chief Executive Officer of J&J Printing, located in Bayonne, and has over thirty years of printing experience. Mr. Tagliareni’s business background and service to the Bayonne community led to his appointment to serve as a member of the Board of Directors.  Mr. Tagliareni is a member of many civic organizations including: the Bayonne Chapter of UNICO National, the Knights of Columbus, the United Christians and Jews Association, the Bayonne Chamber of Commerce, Mr. Tagliareni also is the Vice President and a board member of the Bayonne Family YMCA and serves on the board of All Saints Catholic Academy Elementary School. Mr. Tagliareni is a committeeman for the First Ward in Bayonne.  Mr. Tagliareni attended Lincoln School and Bayonne High School.  Mr. Tagliareni was a member of our Board of Directors from 2003 through 2004.

Director Nominee

Thomas M. Coughlin, 51, is Chief Operating Officer of BCB Bancorp, Inc. and BCB Community Bank, and has been employed in the banking industry for 22 years. He was previously Chief Financial Officer of BCB Bancorp, Inc. and BCB Community Bank. Mr. Coughlin was formerly Vice President of Chatham Savings Bank and, prior to that, Controller and Corporate Secretary of First Savings Bank of New Jersey. While at First Savings Bank of New Jersey, Mr. Coughlin served in various capacities on several executive managerial committees, including, but not limited to, the Budget, Asset/Liability and Loan Review Committees. Mr. Coughlin, who received his CPA designation in 1982, is the past President of the American Heart Association and has served as Trustee of D.A.R.E. and the Bayonne P.A.L. Mr. Coughlin attended Saint Vincent DePaul Grammar School and Bayonne High School, and received a B.S. degree from Saint Peter’s College.

Executive Officer who is not a Director

The following is biographical information regarding our executive officer of BCB Community Bank who is not a director.  The named officer has held the indicated position for at least five years.

Amer Saleem, 56, is a Vice President of Commercial Lending of BCB Community Bank.  Prior to joining BCB Community Bank in 2002, Mr. Saleem was an Assistant Vice President of Commercial Lending of 1st Constitution Bank, Cranbury, New Jersey.  Mr. Saleem holds a B.A. degree in Economics, Diploma in Accounting from City of London Polytechnic, London, England and an M.B.A. degree in Finance from Long Island University, New York.  Mr. Saleem has over 20 years of banking experience, specializing in commercial lending.  Mr. Saleem is a member of the Officers’ Lending Committee.

Board Independence

The Board of Directors has determined that, except as to Messrs. Coughlin, Mindiak and Walter, each member of the Board of Directors is an “independent director” within the meaning of the Nasdaq corporate governance listing standards.  Messrs. Coughlin, Mindiak and Walter are not considered independent because they are executive officers of BCB Bancorp, Inc. and/or BCB Community Bank.

The Board of Directors has also determined that each member of the Audit Committee of the Board meets the independence requirements applicable to that committee prescribed by the NASDAQ Marketplace Rules, the SEC and the Internal Revenue Service.  There were no transactions not required to be reported under “—Transactions With Certain Related Person” that were considered in determining the independence of our directors.

The Company has chosen to separate the principal executive officer and board chair positions in order to provide a higher degree of independence and transparency between the Board and management. This leadership structure of the Board has been in place since the inception of the BCB Bancorp, Inc. The Board believes that this leadership structure is most appropriate given the Board’s and BCB Bancorp, Inc.’s conservative risk profile and the Board’s role in monitoring the BCB Bancorp, Inc.’s execution of its business plan and the risk elements associated with such execution. The Board monitors the BCB Bancorp, Inc.’s risk by employing no less than five different departments, as well as independent companies to monitor and measure certain risk parameters of the BCB Bancorp, Inc. such as interest rate risk, credit risk, liquidity risk, compliance risk and concentration risk. Reports assessing the BCB Bancorp, Inc.’s risk are provided to management, and thereafter, management reports are prepared and provided to the appropriate directorial sub-committee, and ultimately to the entire Board. Given the independent roles both the Board and management have in monitoring BCB Bancorp, Inc.’s risk, BCB Bancorp, Inc. believes that its current leadership structure is well positioned to identify and mitigate risks as they arise.

Meetings and Committees of the Board of Directors

Our Board of Directors meets on a monthly basis and may hold additional special meetings.  Our standing committees include the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  BCB Community Bank’s standing committees include an Asset/Liability Management Committee, a Loan Committee, an Investment Committee and a Budget Committee. During the year ended December 31, 2010, our board of directors held 12 regular meetings and 2 special meetings. No director attended fewer than 75%, in the aggregate, of the total number of board meetings held and the total number of committee meetings in which he or she served during fiscal 2010. During the year ended December 31, 2010, the board of directors of the Holding Company, BCB Bancorp, Inc., held 12 regular meetings and four special meetings. No director attended fewer than 75%, in the aggregate, of the total number of board meetings held and the total number of committee meetings in which he or she served during fiscal 2010. At last year’s annual meeting all directors were in attendance.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Directors Ballance, Lyga and Hughes.  Each member of the Nominating and Corporate Governance Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee and the charter was last distributed to shareholders as part of the proxy statement for the year ended December 31, 2006. The charter has not been amended.  The full board of directors, acting as the Nominating and Corporate Governance Committee met one time during 2010.

The functions of the Nominating and Corporate Governance Committee include the following:

•	to lead the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for shareholder approval;

•	to review and monitor compliance with the requirements for board independence;

•	to review the committee structure and make recommendations to the Board of Directors regarding committee membership;

•	to develop and recommend to the Board of Directors for its approval corporate governance guidelines; and

•	to develop and recommend to the Board of Directors for its approval a self-evaluation process for the Board of Directors and its committees.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining new perspectives.  If any member of the Board of Directors does not wish to continue in service, or if the Nominating and Corporate Governance Committee of the Board of Directors decides not to re-nominate a member for re-election, or if the size of the Board of Directors is increased, the Nominating and Corporate Governance Committee would solicit suggestions for director candidates from all board members.  In addition, the Nominating and Corporate Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.  The Nominating and Corporate Governance Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has the highest personal and professional ethics and integrity and whose values are compatible with ours;

•	has had experiences and achievements that have given them the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board of Directors and its committees, which includes being available for board and committee meetings;

•	is familiar with the communities in which we operate and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with their responsibilities to us and our shareholders; and

•	has the capacity and desire to represent the balanced, best interests of our shareholders as a group, and not primarily a special interest group or constituency.

The Nominating and Corporate Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards, and if a nominee is sought for service on our Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

Although the Nominating Committee and the Board do not have a formal policy with regard to the consideration of diversity in identifying a director nominee, diversity is considered in the identification process. While attributes such as relevant experience, financial acumen, and formal education are always considered in the identification process, the Nominating Committee and the Board will also evaluate a potential director nominees personal character, community involvement and  willingness to serve so that he or she can help further the Company’s and the Bank’s role as a community-based financial institution.

Procedures for the Shareholder Recommendations for the Nomination of Directors

Our Board of Directors has adopted procedures for the submission of director nominees by shareholders.  If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating and Corporate Governance Committee will consider candidates submitted by our shareholders.  Shareholders can submit the names of candidates for director by writing to our Corporate Secretary, at 104-110 Avenue C, Bayonne, New Jersey 07002.  The Chairman of the Board must receive a submission not less than 90 days prior to the anniversary date of our proxy materials for the preceding year’s annual meeting.  If the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, the shareholder’s suggestion must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made.  The submission must include the following information:

•
the name and address of the shareholder as they appear on our records, and number of shares of our common stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

•
the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the shareholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	a statement detailing any relationship between the candidate and us;

•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

•	detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

There have been no material changes to these procedures since they were previously disclosed in our proxy statement for the 2009 Annual Meeting of Shareholders.

We have no written procedural or informational requirements for the presentation of a shareholder nomination at the Annual Meeting of Shareholders.  It is expected that any person making a shareholder nomination at the annual meeting will provide the information set forth above regarding themselves and the proposed nominee.

Shareholder Communications with the Board

A shareholder who wants to communicate with our Board of Directors or with any individual director can write to our President and Chief Executive Officer, 104-110 Avenue C, Bayonne, New Jersey 07002, Attention:  Board Administration.  The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership.  Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the company or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board of Directors meeting, management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors.

Code of Ethics

We have adopted a code of ethics that is applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  Our Code of Ethics has been filed as an exhibit to the Annual Report on Form 10-K.

The Audit Committee

The Audit Committee consists of directors Hogan, Bielan, Brogan, Hughes and Pasiechnik.  Each current member of the Audit Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3.  The duties and responsibilities of the Audit Committee include, among other things:

•	retaining, overseeing and evaluating a firm of independent certified public accountants to audit the annual financial statements;

•	in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of our financial reporting processes, both internal and external;

•	approving the scope of the audit in advance;

•	reviewing the financial statements and the audit report with management and the independent registered public accounting firm;

•	considering whether the provision by the external auditors of services not related to the annual audit and quarterly reviews is consistent with maintaining the auditor’s independence;

•	reviewing earnings and financial releases and quarterly reports filed with the SEC;

•	consulting with the internal audit staff and reviewing management’s administration of the system of internal accounting controls;

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm; and

•	reviewing the adequacy of the audit committee charter.

The Audit Committee met six times during 2010.  The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee reports to the Board of Directors on its activities and findings.  The Board of Directors believes that Mr. Hogan qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the SEC.

Audit Committee Report

In accordance with SEC regulations, the Audit Committee has prepared the following report.  As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2010;

•
Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
Received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 to be filed with the SEC.  In addition, the Audit Committee approved the appointment of ParenteBeard LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2011, subject to the ratification of the appointment by our shareholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee:
Mark D. Hogan, (Chairman)
Judith Q. Bielan
Joseph Brogan
Robert Hughes
Alexander Pasiechnik
___________________

The Audit Committee has approved a list of procedures for the engagement of outside auditors to perform non-audit tasks.  The following services cannot be provided by the auditor: financial information systems design and implementation; internal audit outsourcing; appraisal or valuation services, fairness opinions, and contribution in kind reports; management functions or human resources; bookkeeping; broker or dealer or investment banking services; legal services unrelated to the audit; actuarial services; and services determined by the Audit Committee to be impermissible.  All permissible non-audit services must be pre-approved by the Audit Committee.  The authority to approve audit and non-audit services may be delegated by the committee to one or more of its members, provided that any delegated approvals must be reported to the full Audit Committee and all approvals of non-audit services will be disclosed in our periodic reports.

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered pursuant to Section 12(b) of the Exchange Act.  Executive officers, directors and 10% beneficial owners are required to file beneficial ownership reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of our common stock.  SEC rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an executive officer, director or 10% beneficial owner to file such forms on a timely basis. Based on our review of such ownership reports, we believe that no officer or director failed to timely file such ownership reports for the fiscal year ended December 31, 2010.

Compensation Committee

During the fiscal year ended December 31, 2010, the Compensation Committee, which consisted of Robert Ballance, Judith Q. Bielan, Joseph Brogan, Mark D. Hogan, Joseph Lyga and Alexander Pasiechnik, met three times to review the performance of the executive officers and determine compensation programs and adjustments.  Each member of the Compensation Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards.  The Board of Directors has adopted a written charter for the Compensation Committee.  Messrs. Mindiak, Coughlin and Collins do not participate in the Board of Directors determination of their respective compensation as executive officers.

Roles and Responsibilities.  The primary purpose of the Compensation Committee is to conduct reviews of our general executive compensation policies and strategies in order to oversee and evaluate our overall compensation structure and programs.  Direct responsibilities include, but are not limited to:

•
Evaluating and approving goals and objectives relevant to compensation of the chief executive officer and other executive officers, and evaluating the performance of the executives in light of those goals and objectives;

•	Determining and approving the compensation level for the chief executive officer;

•	Determining and approving compensation levels of other key executive officers; and

•	Recommending to the Board compensation policies for outside directors.

The Compensation Committee approves the compensation paid to the Chief Executive officer and our other executive officers.  The performance of the Chief Executive Officer is reviewed annually by the Committee.  The Chief Executive Officer presents annually to the Committee his assessment of the performance of the other executive officers and his recommendations for their salary adjustments and performance awards.  The Committee exercises its discretion in determining the levels of compensation to be paid to those executives.

The Compensation Committee approves equity compensation awards to all our officers.  The Committee has given the Chief Executive Officer the authority to determine the non-equity compensation of all of our officers other than those officers mentioned in the preceding paragraph.

Performance evaluations are generally measured on criteria applicable to us as a whole and to specific responsibilities of each executive.  Criteria considered include earnings, return on equity, return on assets, asset quality, capital management, risk management, franchise expansion, corporate governance, expertise and general management skills, and each executive’s contribution to our successful operation.  These criteria are evaluated not only on current year performance, but also on the trend of performance over the past few years and within the context of unusual operating and performance issues.  Also, taken into consideration are factors outside of the control of management, such as the state of the economy, the interest rate environment, regulatory mandates and competition.

Strict numerical formulas are not used to determine changes in compensation, instead, the factors as set forth above are utilized in the decision process.

Executive Compensation

Summary Compensation Table.  The following table sets forth, for the years ended December 31, 2010 and 2009, certain information as to the total compensation paid to Donald Mindiak, who served as principal executive officer and principal financial officer of BCB Bancorp, Inc. and to the two other most highly compensated executive officers who received total compensation of at least $100,000 from BCB Bancorp, Inc. during the year ended December 31, 2010.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($) (4)(5)(6)	Total ($)
Donald Mindiak President, Chief Executive Officer, and Director (1)	2010 2009	186,905 160,680	140,000 70,000	— —	— —	— —	— —	14,894 13,427	341,799 244,107
Thomas M. Coughlin Chief Operating Officer (2)	2010 2009	166,716 128,544	160,000 75,000	— —	— —	— —	— —	13,871 12,141	340,587 215,685
James E. Collins Senior Lending Officer and Director (3)	2010 2009	79,237 131,222	— 50,000	— —	— —	— —	— —	752,443 12,249	831,680 193,471
___________________
(1)	Mr. Mindiak no longer serves as Chief Financial Officer as of July 6, 2010.
(2)	Mr. Coughlin no longer serves on the Board of Directors of BCB Bancorp, Inc as of July 6, 2010.
(3)	Mr. Collins retired as Senior Lending Officer on July 6, 2010.
(4)	For Messrs. Mindiak and Coughlin, amounts reported for 2010 reflect employer matching contributions to the BCB Community Bank 401(k) Plan.

(5)
For Mr. Collins, the amount reported for 2010 reflects the following: (i) $2,826 in employer matching contributions that were made to the BCB Community Bank 401(k) Plan; (ii) cash payment of $425,933 and continued employer-provided health and welfare benefits that were valued at $76,447, both of which were provided pursuant to the Settlement Agreement between Mr. Collins, BCB Bancorp, Inc., and BCB Community Bank that was entered into on August 30, 2010; and (iii) $160,000 in consulting fees received pursuant to a Consulting Agreement between Mr. Collins, BCB Bancorp, Inc., and BCB Community Bank that was entered into on August 30, 2010.

(6)	Messrs. Mindiak, Coughlin and Collins each received a retainer for 2010 in the amount of $8,000.

Employment Agreements

On July 6, 2010, BCB Community Bank entered into an employment agreement with Messrs. Mindiak, and Coughlin.  Each employment agreement supersedes and replaces Messrs. Mindiak’s and Coughlin’s individual change in control agreement that were in effect prior to July 6, 2010.  Each employment agreement has an initial term for three years, and will renew on a daily basis so that the remaining term is three years, unless notice of non-renewal is provided.  BCB Community Bank will pay Messrs. Mindiak and Coughlin an annual base salary of $217,500 and $195,000, respectively, plus a bonus up to 50% of the executive’s annual salary in a performance bonus each year.  Mr. Mindiak will be eligible to receive a bonus payment in the amount of $125,000 during the first calendar year in which his employment agreement takes effect.  In addition, Messrs. Mindiak and Coughlin are entitled to participate in incentive compensation and bonus plan arrangements and employee benefit plans offered by BCB Community Bank, and will be reimbursed for business expenses incurred.

In the event of the executive’s involuntary termination of employment for reasons other than cause, disability or death, or in the event the executive resigns during the term of the agreement for “good reason” (as defined therein), each executive will be entitled to a severance payment equal to three times the sum of his average base salary during the three years prior to termination and average rate of bonus awarded to him during the prior three years, payable in a single cash lump sum distribution.  In addition, BCB Community Bank will continue to provide for 36 months, at BCB Community Bank’s expense, life insurance coverage and non-taxable medical and dental coverage substantially comparable to the coverage maintained for the executive prior to his termination date. Upon the occurrence of a change in control of BCB Bancorp, Inc. or BCB Community Bank, each executive will be entitled to receive a change in control payment equal to three times the sum of his average base salary during the three years prior to termination and average rate of bonus awarded to him during the prior three years, payable in a single cash lump sum distribution within 30 days following the change in control.

Upon termination of employment other than following a change in control, each executive agrees not to compete with BCB Bancorp or BCB Community Bank for one year following his termination within 25 miles of the locations in which BCB Bancorp or BCB Community Bank has business operations or has filed an application for regulatory approval to establish an office.

Executive Agreements

On December 10, 2008, BCB Bancorp and BCB Community Bank entered into an executive agreement with Messrs. Mindiak and Coughlin.  Under the executive agreements, in the event of a change in control of BCB Bancorp or BCB Community Bank, the executive would be entitled to a gross-up payment to cover applicable excise taxes, if any, on the compensation or benefits paid by BCB Bancorp or BCB Community Bank that are considered “excess parachute payments” under Sections 280G and 4999 of the Internal Revenue Code such that the net amount retained by the executive after the deduction of the excise and other applicable taxes on the gross-up payment would equal the amount of compensation or benefits due to the executive.

Settlement Agreement

On August 30, 2010, Mr. Collins entered into a settlement agreement with BCB Bancorp, Inc. and BCB Community Bank.  The benefits provided under the settlement agreement are in lieu of any rights or payments under Mr. Collins’ change in control agreement and executive agreement with BCB Bancorp, Inc that were triggered as a result of the merger between BCB Bancorp, Inc. and Pamrapo Bancorp, Inc. occurring on July 6, 2010 (the “Merger”).  The Merger constituted a change in control of BCB Bancorp, Inc. and BCB Community Bank under Mr. Collins’ change in control agreement and executive agreement.  Under the settlement agreement Mr. Collins received a single cash lump sum payment of $425,933.  In addition, Mr. Collins and his dependents will receive continued life insurance coverage and non-taxable health and dental insurance coverage for 36 months commencing on July 6, 2010.

Consulting Agreement

On August 30, 2010, BCB Bancorp, Inc. and BCB Community Bank entered into a consulting agreement with Mr. Collins.  Mr. Collins will provide consulting services to BCB Bancorp, Inc. and BCB Community Bank in order to assist with any personnel and business integration issues that may arise in connection with the Merger, and also to advise BCB Community Bank’s loan department with respect to contacting existing or potential customers to develop new business.  The consulting agreement will expire on July 6, 2011.  Under the consulting agreement, BCB Community Bank will pay Mr. Collins an annual consulting fee of $160,000, payable in equal quarterly installments during the term of the agreement.  Mr. Collins will forfeit his remaining consulting fees if he terminates his services, including due to death or disability, or if he is terminated for “cause” (as defined in the consulting agreement), prior to the completion of the term of the agreement.   Mr. Collins will not be able to compete with BCB Bancorp and BCB Community Bank during the term of the consulting agreement and for one year thereafter within 25 miles of the locations in which BCB Bancorp, Inc. or BCB Community Bank has business operations or has filed an application for regulatory approval to establish an office.

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to our outstanding equity awards as of December 31, 2010 for our named executive officers.

Outstanding Equity Awards at Fiscal Year-End
Name	Option awards
	Number of securities underlying unexercised options (#)(1) Exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration Date
Donald Mindiak President, Chief Executive Officer, and Director	11,094	—	—	5.29	7-8-2012
	14,580	—	—	9.34	8-14-2013
	11,406	—	—	11.84	8-11-2014
Thomas M. Coughlin Chief Operating Officer	3,834	—	—	15.65	7-8-2012
	9,287	—	—	15.65	8-14-2013
	8,393	—	—	15.65	8-11-2014
James E. Collins Senior Lending Officer and Director	15,701	—	—	9.34	8-14-2013
	11,406	—	—	11.84	8-11-2014
_______________________
(1)           All of the outstanding options granted became fully vested on December 31, 2005.

Stock Benefit Plans

Outside directors and employees of BCB Bancorp, Inc., BCB Community Bank or their affiliates are eligible to participate and receive awards under the BCB Bancorp, Inc. 2003 Stock Option Plan (“2003 Stock Option Plan”) and the BCB Bancorp, Inc. 2002 Stock Option Plan (“2002 Stock Option Plan).

Under the 2003 Stock Option Plan, BCB Bancorp, Inc. reserved 358,910 shares of common stock to be issued pursuant to grants of stock option awards.  Under the 2002 Stock Option Plan, BCB Bancorp, Inc. reserved 241,980 shares of common stock to be issued pursuant to grants of stock option awards.  A stock option gives the recipient the right to purchase shares of common stock of BCB Bancorp, Inc. at a specified price during a specified period of time.  Awards may be granted as either incentive or non-statutory stock options.  Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code.  Only employees are eligible to receive incentive stock options.  Shares of common stock purchased upon exercise of a stock option must be paid for in full at the time of exercise either in cash or with common stock owned by the recipient.

For information regarding the proposed BCB Bancorp, Inc. 2011 Stock Option Plan, see Proposal VI below.

Tax-Qualified Benefit Plans

401(k) Plan.  BCB Community Bank maintains the BCB Community Bank 401(k) Plan, a tax-qualified defined contribution retirement plan, for all employees who satisfied the 401(k) plan’s eligibility requirements.  Employees are eligible to participate in the plan upon completion of one year of service with BCB Community Bank.  The Plan allows a participant to contribute, on a pre-tax basis, up to 15% of his or her annual salary, provided that the contribution does not exceed the maximum salary deferral contribution limit set forth by the Internal Revenue Service, which was $16,500 for 2010.  In addition, BCB Community Bank may make (i) discretionary qualified non-elective contributions and/or (ii) discretionary matching contributions to the 401(k) plan,  both of which will be allocated to a participant’s individual account based on the ratio his or her compensation bears to the total compensation of all participants.  A participant is always 100% vested in his or her elective deferrals and the qualified non-elective contributions that were allocated to his or her account.  BCB Community Bank’s profit-sharing contributions that were allocated to a participant’s account will become vested at the rate of 20% per year, starting upon completion of two years of credited service, and will be fully vested upon completion of six years of credited service.  However, a participant will immediately become 100% vested in the profit sharing contributions upon his or her death, disability, or attainment of age 65 while employed with BCB Community Bank.  Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account on or after the normal retirement date (age 65) or upon termination of employment.

Each participant has an individual account under the 401(k) plan and may direct the investment of his or her account among a variety of investment options available, including the purchase of BCB Bancorp, Inc. common stock through the BCB Bancorp Stock Fund.

Director Compensation

Directors’ Summary Compensation Table.  Set forth below is summary compensation for each of our non-employee directors for the year ended December 31, 2010. Compensation paid to directors who are also named executive officers is reflected above in “Executive Compensation – Summary Compensation Table.”

Director Compensation (5)
Name	Fees earned or paid in cash ($)(1)	Non-qualified deferred compensation earnings ($)	All other compensation ($)(2)	Total ($)
Mark D. Hogan	55,750	—	13,000	68,750
Robert Ballance	53,950	—	—	53,950
Judith Q. Bielan	48,150	—	—	48,150
Joseph Brogan	55,750	—	—	55,750
Robert Hughes (3)	17,100	—	—	17,100
Joseph Lyga	56,050	—	—	56,050
Alexander Pasiechnik	58,450	—	—	58,450
Dr. August Pellegrini, Jr. (4)	27,850	—	—	27,850
Joseph Tagliareni	55,450	—	—	55,450
Kenneth Walter (3)	—	—	—	—
_________________
(1)	Included in these totals are certain fees earned during the fourth quarter of 2010, but paid in 2011.
(2)	Represents perquisites or personal benefits received by Mr. Hogan in the form of a country club membership.
(3)	Messrs. Hughes and Walter were appointed to the Board of Directors of BCB Bancorp, Inc. on July 6, 2010.
(4)	Dr. Pellegrini no longer serves on the Board of Directors of BCB Bancorp, Inc. as of July 6, 2010.
(5)	For a list of the total outstanding stock options for each director, please see the beneficial stock ownership table.

Members of the Board of Directors and the committees of BCB Bancorp, Inc. did not receive separate compensation for their service for the year ended December 31, 2010.

During the year ended December 31, 2010, members of the Board of Directors of BCB Community Bank received fees ranging from $17,100 to $68,750, where the fee amount was determined based on tenure and term of service.  Members of the Board of Directors of BCB Community Bank who are also executive officers did not receive any fees for the year ended December 31, 2010.

Stock Benefit Plans

2003 Stock Option Plan and the 2002 Stock Option Plan.  Directors are eligible to participate in the 2003 Stock Option Plan and the 2002 Stock Option Plan.  Please see the descriptions of each plan set forth above under the “Executive Compensation – Stock Benefit Plans.”

Pamrapo Bancorp, Inc. 2003 Stock-Based Incentive Plan.  The Pamrapo Bancorp, Inc. 2003 Stock-Based Incentive Plan (“Pamrapo Stock Plan”) was adopted by Pamrapo Bancorp, Inc. in 2003 and was assumed by BCB Bancorp, Inc. on July 6, 2010 as a result of the merger between BCB Bancorp, Inc. and Pamrapo Bancorp, Inc.  Following the completion of the merger, each option granted by Pamrapo Bancorp, Inc. to purchase shares of Pamrapo Bancorp, Inc. common stock was converted automatically into an option to purchase shares of BCB Bancorp, Inc. common stock.  No additional equity awards will be issued by BCB Bancorp, Inc. under the Pamrapo Stock Plan.  As of December 31, 2010 there are a total of 34,000 outstanding stock option awards under the Pamrapo Stock Plan, 13,000 of which have been issued to Mr. Walter.  Each outstanding stock option award is fully vested and exercisable by the recipient.

Deferred Compensation Plan for Directors

The Board of Directors of BCB Community Bank adopted the 2005 Director Deferred Compensation Plan (the “2005 Deferred Plan”), which became effective on October 1, 2005.  The 2005 Deferred Plan is designed to comply with the requirements of Section 409A of the Internal Revenue Code.  All members of the Board of Directors of BCB Community Bank are eligible to participate in the plan.  Pursuant to the 2005 Deferred Plan, a participant may elect to defer, on a pre-tax basis, receipt of all or any portion of the fees and retainers received for his or her service on the Board of Directors and on committees of the Board of Directors, but only to the extent such amounts are attributable to services not yet performed.  BCB Community Bank credits the deferred amounts to a bookkeeping account.  Interest is paid on such deferred amounts at a rate equal to the rate payable on BCB Community Bank’s highest paying time deposit, as determined as of the first day of each month, or as adjusted from time to time.  BCB Community Bank may establish a rabbi trust to which BCB Community Bank may deposit such deferrals and interest, but such deposits shall remain subject to the claims of BCB Community Bank’s creditors.

A participant may make a deferral election during the first 30 days of becoming eligible to participate in the 2005 Deferred Plan with respect to amounts earned that year, specifying the amount deferred and the time and form of payment.  Deferral amounts continue in effect until the participant files a notice of adjustment with BCB Community Bank.  In addition, if the amount of director fees and/or retainers is increased, the participant may increase the amount of his or her deferral by filing a notice of adjustment with BCB Community Bank.  Such adjustments take effect as of January 1 following the date the notice is given to BCB Community Bank.  Such deferral election is irrevocable with respect to the calendar year for which it is filed, provided, however, that a participant may delay distributions or modify a previous deferral election if: (i) the new deferral election is not effective for 12 months, (ii) the original distribution date is at least 12 months from the date of the change in the election, and (iii) the new distribution date must be at least five years after the original distribution date.

Deferred fees will be paid out on the participant’s benefit age as designated in his or her deferral election form or upon the participant’s death, disability or separation from service as a director of BCB Community Bank, if such date is earlier than his or her designated benefit age.  Distributions may also be made earlier than the director’s designated benefit age if the distribution is necessary to satisfy a financial hardship, as defined under Section 409A of the Internal Revenue Code.  At the election of the participant, the distribution may be paid out in a lump sum or in equal annual installments over a period not to exceed ten years.

Related Party Transactions

BCB Community Bank leases its 860 Broadway branch office from a limited liability company owned by directors Hogan, Ballance, Bielan, Brogan, Collins, Coughlin, Lyga, Pasiechnik and Tagliareni and former director Pellegrini.  Based upon a market rental value appraisal obtained prior to entering into the lease agreement, we believe that the terms and conditions of the lease are comparable to terms that would have been available from a third party that was unaffiliated with BCB Community Bank.  During 2010, total lease payments of $165,000 were made to the limited liability company.  Payments under the lease currently total $13,750 per month.  Each director’s percentage ownership in the limited liability corporation is divided equally among 10 individuals.

Mr. Tagliareni, a member of the board of directors, is President and Chief Executive Officer of J&J Printing. We paid J&J Printing $164,175 during 2010 for printing services.

Other than as described in the preceding two paragraphs, no directors, executive officers or immediate family members of such individuals have engaged in transactions with us involving more than $120,000 (other than through a loan) during the preceding year.  In addition, no directors, executive officers or immediate family members of such individuals were involved in loans from us involving more than $120,000 which were not made in the ordinary course of business and on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons, and do not include more than the normal risk of collectability or present other unfavorable features.

We require that any transaction in which a director, officer or a member of their immediate family has an interest, and in which BCB Community Bank is involved must be reviewed and approved by the Board of Directors.  Any such transaction must be made on terms no less favorable to us than it would be if we entered into a similar relationship with an unaffiliated third party.  Any lending relationship between a director, officer or a member of their immediate family and BCB Community Bank must be reviewed and approved by the Board of Directors.  All such loans are made on substantially the same terms as loans to third parties, consistent with banking regulations governing the origination of loans to directors, officers and employees of BCB Community Bank.  The entire board is responsible for overseeing the application of these polices and procedures, which are part of our written policies.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director.  There are several exceptions to this general prohibition, one of which is applicable to us.  Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act.  All loans to our directors and officers are made in conformity with the Federal Reserve Act regulations.

PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

On October 1, 2009, BCB Bancorp, Inc. (the “Company”) was notified that the audit practice of Beard Miller Company LLP (“Beard”) an independent registered public accounting firm, was combined with ParenteBeard LLC (“ParenteBeard”) in a transaction pursuant to which Beard combined its operations with ParenteBeard and certain of the professional staff and partners of Beard joined ParenteBeard either as employees or partners of ParenteBeard. On October 1, 2009, Beard resigned as the auditors of the Company and with the approval of the Audit Committee of the Company’s Board of Directors, ParenteBeard was engaged as its independent registered public accounting firm.

Prior to engaging ParenteBeard, the Company did not consult with ParenteBeard regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by ParenteBeard on the Company’s consolidated financial statements, and ParenteBeard did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The report of independent registered public accounting firm of Beard regarding the Company’s consolidated financial statements for the fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2008 and 2007, and during the interim period from the end of the most recently completed fiscal year through October 1, 2009, the date of resignation, there were no disagreements with Beard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Beard would have caused it to make reference to such disagreement in its reports.

Our independent registered public accounting firm for the year ended December 31, 2010 was ParenteBeard LLC.  The Audit Committee of the Board of Directors has approved the engagement of ParenteBeard to be our independent registered public accounting firm for the year ending December 31, 2011, subject to the ratification of the engagement by our shareholders at this annual meeting.  Representatives of ParenteBeard are expected to attend the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Shareholder ratification of the selection of the independent registered public accounting firm is not required by our bylaws or otherwise.  However, the Board of Directors is submitting the selection of the independent registered public accounting firm to the shareholders for ratification as a matter of good corporate practice.  If the shareholders fail to ratify the independent registered public accounting firm selected by the Audit Committee, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such change is in our best interests and the best interests of our shareholders.

Fees Paid to ParenteBeard and Beard

Set forth below is certain information concerning aggregate fees billed for professional services rendered by ParenteBeard and Beard during 2010 and 2009:

Audit Fees.  The aggregate fees billed to us by ParenteBeard and Beard for professional services rendered for the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings and engagements was $189,751 and $112,873 during the years ended December 31, 2010 and 2009, respectively.

Audit Related Fees.  There were no fees billed to us by ParenteBeard and Beard for assurance and related services that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “—Audit Fees,” above for the years ended December 31, 2010 and December 31, 2009.

Tax Fees.  The aggregate fees billed to us by ParenteBeard and Beard for professional services rendered for tax compliance, tax advice and tax planning was $32,000 and $9,390 during the years ended December 31, 2010 and 2009, respectively.  These services include the calculation of and preparation of all pertinent federal and state tax forms relative to us and our subsidiaries, and the maintenance of all applicable schedules and work papers relative to the same.

All Other Fees.  There were no fees billed to us by ParenteBeard and Beard that are not described above during the years ended December 31, 2010 and 2009, respectively.

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to costs incurred with the management consulting services rendered, is compatible with maintaining ParenteBeard’s independence.  The Audit Committee concluded that performing such services does not affect ParenteBeard’s independence in performing its function as auditor for us.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget.  The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary.  The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.  All of the fees paid in the audit-related, tax and all other categories were approved per the pre-approval policies.

Required Vote and Recommendation of the Board of Directors

In order to ratify the selection of ParenteBeard as independent registered public accounting firm for the 2011 year, the proposal must receive the affirmative vote of at least a majority of the votes cast at the annual meeting, either in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PARENTEBEARD LLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL III – CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
AUTHORIZE SHARES OF SERIAL PREFERRED STOCK

Under the Company’s existing Certificate of Incorporation, the Company does not have the authority to issue preferred stock. If the shareholders approve this proposal to amend the Certificate of Incorporation, the Company will be authorized to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share (the “Certificate of Amendment”). The preferred stock to be authorized (“Preferred Stock”) would have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as determined in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors from time to time. As such, the Preferred Stock would be available for issuance without further action by the Company’s shareholders, except as may be required by applicable law or pursuant to the requirements of the exchange or quotation system upon which the Company’s securities are then traded or quoted.

In order to author the Preferred Stock, the text of Paragraph V of our Certificate of Incorporation shall be amended to read as follows:

(A)           The aggregate number of shares which the corporation shall have authority to issue is 30,000,000 shares, 20,000,000 of which shall be common shares, having no par value and 10,000,000 of which shall be preferred shares, having a par value of One Cent ($0.01) per share (“Preferred Shares”).

(B)           The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Shares in series, and by filing a certificate of amendment pursuant to the applicable law of the State of New Jersey (such certificate being hereinafter referred to as a “Preferred Share Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

The Board of Directors believes that the authorized of the Preferred Stock is advisable and in the best interests of the Company and its shareholders for several reasons. The authorized of the Preferred Stock would permit the Board of Directors to issue such stock without shareholder approval and, thereby, provide the Company with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporation purposes. The Preferred Stock would enable the Company to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special shareholders’ meeting to approve a contemplated stock issuance. Preferred stock is commonly authorized by publicly traded companies and is frequently used as a means of raising capital and making acquisitions. The Board of Directors believes that this will also help to reduce costs because it will not have to seek shareholder approval to issue the shares of the Preferred Stock unless it is required to obtain shareholder approval for the transaction under the rules of any quotation board or stock exchange to which it is subject. Although the Company presently contemplates no particular transaction involving the issuance of Preferred Stock, the Company’s management believes that Preferred Stock would be a likely component in any future raising of capital, including the preparation and filing of a shelf registration statement.

If the Certificate of Amendment is approved, the Company’s Board of Directors would be authorized to issue Preferred Stock in one or more series, from time to time, with full or limited voting powers, or without voting powers, and with all designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions upon the Preferred Stock, as may be provided in the resolution or resolutions adopted by the Company’s Board of Directors. The authority of the Company’s Board of Directors includes, but is not limited to, the determination or fixing of the following with respect to shares of any class or series of Preferred Stock:

•	the number of shares (up to the number of shares authorized) and designation of any series of Preferred Stock;

•	the dividend rate and whether dividends are to be cumulative;

•	whether shares are to be redeemable, and, if so, whether redeemable for cash, property or rights;

•	the rights to which the holders of shares shall be entitled, and the preferences, if any, over any other series;

•	whether the shares shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, upon what conditions;

•
whether the shares will be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock and the terms and conditions of the conversion or exchange;

•	the voting powers, full or limited, if any, of the shares;

•
whether the issuance of any additional shares, or of any shares of any other series, will be subject to restrictions as to issuance, or as to the powers, preferences or rights of any of these other series; and

•	any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions.

Potential Dilutive and Anti-Takeover Effect

The proposal to amend the Certificate of Incorporation to authorized the Preferred Stock could adversely affect the ability of third parties to take over or change the control to the Company by, for example, permitting issuances that would dilute the stock ownership of a person selecting to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the consolidation of the Company with another company.

The actual effect of the issuance of any shares of the Preferred Stock upon the rights of holders of common stock cannot be stated until the Board of Directors determines the specific rights of any shares of the Preferred Stock.  However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, reducing the market price of the common stock or impairing the liquidation rights of the common stock without further action by the shareholders.  Holders of the Company’s common stock will not have preemptive rights with respect to the Preferred Stock.

The ability of our Board of Directors to establish the rights of any individual series of Preferred Stock and to issue the Preferred Stock as such time and with such rights, preferences and privileges as they may determine without obtaining further shareholder approval may, among other things, be used to create voting impediments with respect to changes in control of the Company or to dilute the ownership rights of common shareholders seeking to obtain control of the Company. Consequently, the relative rights of holders of common stock may be adversely affected by the future issuance of Preferred Stock.

Although the Company may consider issuing shares of the Preferred Stock in the future for purposes of raising additional capital or in connection with acquisition transactions, there are currently no binding agreements or commitments with respect to the issuance of the Preferred Stock.

Unless otherwise instructed, validly executed proxies will be voted “FOR” the amendment to the Company’s Certificate of Incorporation.  The Board of Directors unanimously recommends that you vote “FOR” adoption of the amendment set forth at Proposal III.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

PROPOSAL IV – ADOPTION OF THE BCB BANCORP, INC. 2011 STOCK OPTION PLAN

General

Subject to shareholder approval at the annual meeting, BCB Bancorp, Inc. has established the BCB Bancorp, Inc. 2011 Stock Option Plan (the “Stock Option Plan”). Under the Stock Option Plan, options to purchase up to 900,000 shares of BCB Bancorp, Inc. common stock.  The Board of Directors believes that it is appropriate to adopt a flexible and comprehensive stock option plan as a method of providing certain employees and directors of BCB Bancorp, Inc. and BCB Community Bank with a proprietary interest in BCB Bancorp, Inc. in a manner designed to encourage such persons to remain with BCB Bancorp, Inc. and/or BCB Community Bank, and to provide further incentives to achieve corporate objectives.  Awards to be issued to employees and directors pursuant to the Stock Option Plan have not yet been determined.

The following discussion is qualified in its entirety by reference to the Stock Option Plan, the text of which is attached hereto as Appendix A.  The complete text of the Stock Option Plan is attached as Appendix A to this proxy statement. The principal features of the Stock Option Plan are summarized below.

Principal Features of the Stock Option Plan

                The Stock Option Plan provides for awards in the form of stock options.  Each award shall be on such terms and conditions, consistent with the Stock Option Plan, as the committee administering the Stock Option Plan may determine.

                The term of stock options generally will not exceed ten years from the date of grant.  Stock options granted under the Stock Option Plan may be either “Incentive Stock Options” as defined under Section 422 of the Internal Revenue Code or stock options not intended to qualify as such (“non-qualified stock options”).  Shares issued upon the exercise of a stock option under the Stock Option Plan shall generally be issued from authorized but unissued shares, treasury shares or shares acquired by BCB Bancorp, Inc. in open market purchases or private transactions.  Any shares subject to an award that expires or is terminated unexercised will remain available for issuance under the Stock Option Plan.

                The Stock Option Plan will be administered by a committee designated by the Board (the “Committee”) who are disinterested Board members.  Pursuant to the terms of the Stock Option Plan, directors and employees of BCB Community Bank. or BCB Bancorp, Inc, Inc. are eligible to participate.  Subject to the provisions of the Stock Option Plan, the Committee will determine to whom the awards will be granted, in what amounts, and the period over which such awards will vest.  Unless otherwise determined by the Committee, the vesting amount may not be more than 20% per year.  Subject to the terms of the Stock Option Plan, the maximum number of shares of common stock that may be subject to stock options granted to any one participant, in the aggregate, shall be 90,000, all of which may be awarded as Incentive Stock Options.  The Committee may accelerate the time period for exercising options.

                In granting awards under the Stock Option Plan, the Committee will consider, among other things, position and years of service, individual performance evaluations and the value of the individual’s services to BCB Bancorp, Inc. and BCB Community Bank.   The exercise price of stock options will not be less than 100% of the fair market value of the underlying share of common stock at the time of grant, provided, however that the exercise price of an Incentive Stock Option will not be less than 110% of the fair market value of the underlying share of common stock at the time of grant if granted to a 10% shareholder.   Once granted, stock options may not be re-priced (i.e., the exercise price may not be changed other than adjustments for stock splits, stock dividends and similar events). The exercise price may be paid in cash, common stock, a net settlement of the options,  or via a broker-assisted “cashless exercise.”

                Stock Options.  Incentive Stock Options can only be granted to employees of BCB Bancorp, Inc. and BCB Community Bank, or an “affiliate” (i.e., a parent or subsidiary corporation of BCB Bancorp, Inc or BCB Community Bank).  Outside directors will be granted non-qualified stock options.  No option granted to an employee in connection with the Stock Option Plan will be exercisable as an Incentive Stock Option subject to incentive tax treatment if exercised more than three months after the date on which the optionee terminates employment with BCB Bancorp, Inc. or BCB Community Bank except as set forth below.  In the event a participant ceases to maintain continuous service by reason of death, disability, normal retirement, or in the event of a change in control of BCB Bancorp, Inc. or BCB Community Bank, options still subject to restrictions will vest and be free of these restrictions and can be exercised for the remainder of the options’ original term. Incentive Stock Options exercised more than three months following the date the optionee terminates employment shall be treated as a non-qualified stock option as described above; provided, however, that in the event of disability, Incentive Stock Options may be exercised and receive incentive tax treatment for up to at least one year following termination of employment due to disability, subject to the requirements of the Internal Revenue Code.  In the event a participant ceases to maintain continuous service for any other reason, the participant will forfeit all nonvested options. The participant’s vested options will remain exercisable for up to three months.   Notwithstanding the foregoing, in the event a participant is terminated for cause, all stock options granted to the participant under the Stock Option Plan not exercised or vested will be forfeited.

Effect of Adjustments.  Shares as to which awards may be granted under the Stock Option Plan, and shares then subject to awards, will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of BCB Bancorp, Inc. without receipt of payment or consideration by BCB Bancorp, Inc.   In the case of any merger, consolidation or combination of BCB Bancorp, Inc. with or into another holding company or other entity, whereby holders of common stock will receive cash for each share of common stock exchanged in the transaction, any participant with exercisable options will receive an amount equal to the difference between (i) the cash payment times the number of shares of common stock subject to such options and (ii) the aggregate exercise price of all surrendered options.

                Amendment and Termination. The Board of Directors may at any time amend, suspend or terminate the Stock Option Plan or any portion thereof, provided, however, that no such amendment, suspension or termination shall impair the rights of any participant, without his or her consent, in any award made pursuant to the Stock Option Plan.  In addition, no amendment may (i) materially increase the benefits accruing to participants under the Stock Option Plan; (ii) materially increase the aggregate number of securities that may be issued under the Stock Option Plan, other than pursuant to corporate transactions described in the Stock Option Plan, or (iii) materially modify the requirements for participation in the Stock Option Plan, unless the amendment under (i), (ii) or (iii) above is approved by our shareholders.  However, the Committee may make any amendment to the Stock Option Plan or an award agreement to conform the Stock Option Plan or the award agreement to applicable law or regulation, to revise the Plan in response to amendments required by any bank regulatory agency, or to avoid accounting treatments that would materially affect the financial condition or results of operations of BCB Bancorp, Inc.  The Stock Option Plan will remain in effect as long as any awards under it are outstanding; however, no awards may be granted under the Stock Option Plan on or after the ten-year anniversary of the effective date of the Stock Option Plan.

                Federal Income Tax Consequences.  The following brief description of the tax consequences of stock option grants under the Stock Option Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.  The exercise of a stock option that is an “Incentive Stock Option” within the meaning of Section 422 of the Code will generally not, by itself, result in the recognition of taxable income to the individual nor entitle BCB Bancorp, Inc. to a deduction at the time of such exercise.  However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an adjustment to alternative minimum taxable income which may, in certain situations, trigger the alternative minimum tax.  The alternative minimum tax is incurred only when it exceeds the regular income tax. The sale of an Incentive Stock Option share prior to the end of the applicable holding period, i.e., the longer of two years from the date of grant or one year from the date of exercise, will cause any gain to be taxed at ordinary income tax rates, with respect to the spread between the exercise price and the fair market value of the share on the date of exercise and at applicable capital gains rates with respect to any post exercise appreciation in the value of the share.

The exercise of a non-qualified stock option will result in the recognition of ordinary income on the date of exercise in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise.  BCB Bancorp, Inc. will be allowed a deduction at the time, and in the amount of, any ordinary income recognized by the individual under the various circumstances described above, provided that we meet our federal withholding tax obligations.

Vote Required

Approval of this proposal requires an affirmative vote of a majority of the total votes cast at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE BCB BANCORP, INC. STOCK PLAN.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at our executive office, 104-110 Avenue C, Bayonne, New Jersey 07002, no later than December 1, 2011.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

OTHER MATTERS

Our Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement.  However, if any other matter should properly come before the annual meeting, the Proxy Committee of the Board of Directors will have authority to vote its proxies in its discretion with respect to any matter as to which the Board of Directors is not notified at least five business days before the date of the Proxy Statement.

MISCELLANEOUS/FINANCIAL STATEMENTS

We will bear the cost of solicitation of proxies.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock.  Our directors, officers and regular employees may solicit proxies personally or by telegraph or telephone without additional compensation.

A FORM 10-K CONTAINING FINANCIAL STATEMENTS AT AND FOR THE YEAR ENDED DECEMBER 31, 2010 IS BEING FURNISHED TO SHAREHOLDERS.  THIS DOCUMENT CONSTITUTES OUR ANNUAL DISCLOSURE STATEMENT.  COPIES OF ALL OF BCB BANCORP, INC.’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE AT THE COMMISSION’S WEB SITE (www.sec.gov), AND ARE AVAILABLE WITHOUT CHARGE BY WRITING TO BCB BANCORP, INC. AT 104-110 AVENUE C, BAYONNE, NEW JERSEY 07002, ATTENTION: CORPORATE SECRETARY.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Mark D. Hogan

Mark D. Hogan
Chairman of the Board

Bayonne, New Jersey
March 28, 2011

Appendix A

BCB BANCORP, INC.
2011 STOCK OPTION PLAN

ARTICLE 1 — GENERAL

Section 1.1 Purpose, Effective Date and Term. The purpose of this 2011 Stock Option Plan (this “Plan”) is to promote the long-term financial success of BCB Bancorp, Inc., a New Jersey corporation, and its Subsidiaries, including BCB Community Bank. (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s shareholders. The “Effective Date” of the Plan shall be the date the Plan is approved by the Board and satisfies the applicable shareholder approval requirements.  The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

Section 1.2 Administration. This Plan shall be administered by a committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3 Participation. Each Employee or Director of the Company or any Subsidiary of the Company who is granted an award in accordance with the terms of this Plan shall be a “Participant” in this Plan. Awards under this Plan shall be limited to Employees and Directors of the Company or any Subsidiary.

Section 1.4 Definitions. Capitalized terms used in this Plan are defined as set forth in Article 8 and elsewhere in this Plan.

Section 1.5 Effective Date.  The Effective Date of this Plan is the date on which this Plan is approved by the Company’s shareholders.  This Plan shall remain in effect as long as any awards issued hereunder are outstanding; provided, however, that no awards may be granted under this Plan after the day before the ten-year anniversary of the Effective Date.

ARTICLE 2 — AWARDS

Section 2.1 General. Each award under this Plan shall be subject to the terms and conditions of this Plan and such additional terms, conditions, limitations and restrictions as provided by the Committee with respect to such award as evidenced in the Award Agreement. Subject to the provisions of Section 2.6, an award may be granted as an alternative to or replacement of an existing award under this Plan or any other stock benefit plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the stock benefit or other compensation plan of any entity acquired by the Company or any Subsidiary.

Only stock options may be granted under this Plan.  A stock option means a grant under Section 2.2 which represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any stock option may be either an incentive stock option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b), or a Non-Qualified Option that is not intended to be an ISO, provided, however, that no ISOs may be: (i) granted after the day before the ten-year anniversary of the Effective Date; or (ii) granted to a non-Employee. Unless otherwise specified in the Award Agreement or prohibited by statute, a stock option awarded to an Employee shall be an ISO. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such stock option from ISO treatment such that it shall become a Non-Qualified Option.

Section 2.2 Stock Options.  (a) Grant of Stock Options. Each stock option shall be evidenced by an Award Agreement that shall: (i) specify the number of stock options covered by the award; (ii) specify the date of grant of the stock option; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with this Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.  In addition, the Committee, in its sole discretion, may condition the vesting or exercise of an award on the requirement that the Participant not compete with the Company during the period that an award is outstanding and such requirement shall be set forth in the Award Agreement executed by the Participant and an authorized officer of the Company.

(b) Terms and Conditions. A stock option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a stock option be exercised later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Shareholder). The “Exercise Price” of each stock option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of the Fair Market Value of a share of Stock on the date of grant if granted to a 10% Shareholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an Employee or Director of an acquired entity.  The payment of the Exercise Price of a stock option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by a net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option; (iv) by personal, certified or cashiers’ check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof.  The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share.

Section 2.3 Vesting of Awards. (a)  The Committee shall specify the vesting schedule or conditions of each award under this Plan.  Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant or as set forth in an employment agreement entered into by and between the Company and/or Bank and an Employee, awards under the Plan shall be granted with a vesting rate not exceeding twenty percent (20%) per year, with the first installment vesting one year after the date of grant.  If the right to become vested in an award under this Plan (including the right to exercise a stock option) is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee, including in the event of the Participant’s death, Disability, Retirement or the occurrence of a Change in Control).  Unless otherwise provided by the Committee, Service as a director emeritus or advisory director shall constitute Service for purposes of vesting.

(b)  Notwithstanding Section 2.6 and Article 4 hereof, to the extent permitted by applicable law or regulations or pursuant to an applicable regulatory waiver, the Committee may determine that all stock options then held by the Participant shall become fully exercisable (subject to the expiration provisions otherwise applicable to the stock option).

Section 2.4 Deferred Compensation. If any award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend this Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to this Plan or an Award Agreement pursuant to this Section 2.4 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any award under this Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an award that is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.5 Prohibition Against Stock Option Repricing. Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s shareholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a stock option previously granted under this Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the stock option’s in-the-money value) or replacement grants, or other means.

Section 2.6. Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an award or this Plan and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of award. Unless the Committee shall specifically state otherwise at the time an award is granted, all awards to an Employee or Director shall vest immediately upon such individual’s death, Disability or Retirement.  Unless otherwise provided in an Award Agreement, the following provisions shall apply to each award granted under this Plan:

(a) Upon a Participant’s Termination of Service for any reason other than Disability, Retirement, death or termination for Cause, stock options shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and stock options may be exercised only for a period of three months following termination (or the remaining term, if less).

(b) In the event of a Termination of Service for Cause, all stock options granted to a Participant under this Plan not exercised or vested shall expire and be forfeited.

(c) Upon Termination of Service for reason of Disability, Retirement or death, all stock options shall be exercisable as to all shares subject to an outstanding award, whether or not then exercisable, at the date of Termination of Service, and stock options may be exercised for the remaining term of the Award, provided, however, that no stock option shall be eligible for treatment as an ISO in the event such stock option is exercised more than one year following termination of employment due to Disability and, provided further, that in order to obtain ISO treatment for stock options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months after Termination of Service.

(d)  Notwithstanding anything herein to the contrary, no stock option shall be exercisable beyond the last day of the original term of such stock option.

(e) The effect of a Change in Control on the vesting/exercisability of stock options is as set forth in Article 4.

ARTICLE 3 — SHARES SUBJECT TO PLAN

Section 3.1 Available Shares. The shares of Stock with respect to which awards may be made under this Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

Section 3.2 Share Limitations.

            (a) Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under this Plan shall be 900,000 shares. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.

(b) Computation of Shares Available. For purposes of this Section 3.2 and in connection with the granting of a stock option, shares of Stock covered by an award shall only be counted as used to the extent they are actually issued. Any shares of Stock related to awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, that are settled in cash in lieu of shares of Stock, or that are exchanged with the Committee’s permission, prior to the issuance of shares, for awards not involving shares of Stock, shall be available again for grant under this Plan.

Section 3.3 Limitations on Grants to Employees.  The maximum number of shares of Stock that may be subject to stock option awards granted to any one Employee under this Plan shall be 90,000 all of which may be designated as ISOs and granted during any calendar year.

Section 3.4 Corporate Transactions.

                (a) General. In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under this Plan and/or under any award granted under this Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of stock options in the aggregate to all Participants and individually to any one Participant, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding stock options, and (iii) the Exercise Price of stock options.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, stock options (including, without limitation, cancellation of stock options in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of stock options using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

(b) Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any stock options granted under this Plan that remain outstanding shall be converted into stock options to purchase voting common equity securities of the business entity that survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding stock options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger, provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding stock options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the stock option being canceled.

 (c) The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events, other than those described above, affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on the Participants under this Plan.

Section 3.5 Delivery of Shares. Delivery of shares of Stock or other amounts under this Plan shall be subject to the following:

(a) Compliance with Applicable Laws. Notwithstanding any other provision of this Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under this Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(b) Certificates. To the extent that this Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

ARTICLE 4 — CHANGE IN CONTROL

Section 4.1 Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in this Plan or as determined by the Committee and set forth in the terms of any Award Agreement:

(a) At the time of a Change in Control, all stock options then held by the Participant shall become fully exercisable and shall be exercisable for the remaining unexpired term of the award.

(b) In the event of a Change in Control, any performance measure attached to an award under this Plan shall be deemed satisfied as of the date of the Change in Control.

Section 4.2 Definition of Change in Control. For purposes of this Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a)  Merger:  The Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were shareholders of the Company or the Bank immediately before the merger or consolidation;

(b) Acquisition of Significant Share Ownership:  There is filed, or is required to be filed, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s or the Bank’s voting securities; provided, however, this clause (ii) shall not apply to beneficial ownership of the Company’s or the Bank’s voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;

(c) Change in Board Composition:  During any period of two consecutive years, individuals who constitute the Company’s or the Bank’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s or the Bank’s Board of Directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the board (or first nominated by the board for election by the shareholders or corporators) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

(d)  Sale of Assets:  The Company or the Bank sells to a third party all or substantially all of its assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of a change in the number of shares of Stock or Voting Securities then outstanding, which thereby increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.  In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

ARTICLE 5 — COMMITTEE

Section 5.1 Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members.  If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members.  Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion to make or administer Awards that are made to Participants who at the time of consideration for such Award: (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act, or (ii) are reasonably anticipated to be Covered Employees during the term of the Award.  The Board (or those members of the Board who are “independent directors” under the corporate governance statutes or rules of any national securities exchange on which the Company lists its securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.  “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary; (b) is not a former employee of the Company who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

Section 5.2 Powers of Committee. The Committee’s administration of this Plan shall be subject to the following:

(a) Subject to the provisions of this Plan, the Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such awards (subject to the restrictions imposed by Article 6), to cancel or suspend awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an award at any time after the grant of the award.

(b) The Committee will have the authority and discretion to interpret this Plan, to establish, amend and rescind any rules and regulations relating to this Plan, and to make all other determinations that may be necessary or advisable for the administration of this Plan.

(c) The Committee will have the authority to define terms not otherwise defined herein.

(d) Any interpretation of this Plan by the Committee and any decision made by it under this Plan is final and binding on all persons.

(e) In controlling and managing the operation and administration of this Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.

Section 5.3 Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including:  (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant Awards under the Plan to eligible persons who are not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act.   The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.  Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4 Information to be Furnished to Committee. As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee such data and information as the Committee determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under this Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of this Plan.

Section 5.5 Committee Action. Subject to the express provisions and limitations of the Plan and subject to applicable regulations and policy, the Committee may adopt such rules and procedures as it deems appropriate for the conduct of its affairs.  The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times.

ARTICLE 6 — AMENDMENT AND TERMINATION

Section 6.1 General. The Board may, as permitted by law, at any time, amend or terminate this Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.4, Section 3.4 and Section 6.2) may cause the award to violate Code Section 409A or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any award granted under this Plan prior to the date such amendment is adopted by the Board; provided, however that, no amendment may (a) materially increase the benefits accruing to Participants under this Plan; (b) materially increase the aggregate number of securities that may be issued under this Plan, other than pursuant to Section 3.4; or (c) materially modify the requirements for participation in this Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s shareholders.

                Section 6.2 Amendment to Conform to Law, Accounting Changes and Bank Regulation. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend this Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming this Plan or the Award Agreement to any present or future law or regulation relating to plans of this or similar nature (including, but not limited to, Code Section 409A), (ii) revising this Plan in response to amendments required by any bank regulatory agency, or (iii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of this Plan or the making of the award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.4 to any award granted under this Plan without further consideration or action.

ARTICLE 7 — GENERAL TERMS

Section 7.1 No Implied Rights.

          (a) No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in this Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property that the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under this Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under this Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in this Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) No Contractual Right to Employment or Future Awards. This Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under this Plan, unless such right or claim has specifically accrued under the terms of this Plan. No individual shall have the right to be selected to receive an award under this Plan, or, having been so selected, to receive a future award under this Plan.

(c) No Rights as a Shareholder. Except as otherwise provided in this Plan, no award under this Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2 Transferability. Except as otherwise so provided by the Committee, ISOs under this Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution, (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the stock option while held in the trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this sub-section (iii), the stock option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of Non-Qualified Options under this Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.

Section 7.3 Designation of Beneficiaries. A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4 Non-Exclusivity. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable.

Section 7.5 Award Agreement. Each award granted under this Plan shall be evidenced by an Award Agreement signed by the Participant to whom the award was granted.  A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.

Section 7.6 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under this Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of this Plan, as the Committee shall require.

Section 7.7 Evidence. Evidence required of anyone under this Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8 Tax Withholding. Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by reducing the number of shares of Stock subject to the stock option by a number equal to the quotient of (i) the total minimum amount of required tax withholding divided by (ii) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock.  Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718 (formerly, FAS 123R) is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the award were subject to minimum tax withholding requirements.

Section 7.9 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10 Successors. All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11 Indemnification. To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.12 No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to this Plan or any award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.13 Governing Law. This Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 7.14 Benefits Under Other Plans. Except as otherwise provided by the Committee or as otherwise set forth in a Qualified Retirement Plan, awards to a Participant (including the grant and the receipt of benefits) under this Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15 Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16 Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in this Plan, any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, electronic mail or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:

(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b) in the case of certified or registered U.S. mail, three (3) days after deposit in the U.S. mail; or

(c) in the case of facsimile or electronic mail, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received. In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Executive Officer.

Section 7.17 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

ARTICLE 8 — DEFINED TERMS; CONSTRUCTION

Section 8.1 In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a) “10% Shareholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(b) “Award Agreement” means the document (in whatever medium prescribed by the Committee) that evidences the terms and conditions of an award under this Plan. Such document is referred to as an agreement regardless of whether Participant signature is required.

(c) “Board” means the Board of Directors of the Company.

(d) “Book Value Per Share” with respect to the Company means the Shareholders’ equity minus the Shareholders’ preferred stock, divided by the average outstanding shares of Stock.

(e) “Cause” means (i) the conviction of the Participant of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Participant of a criminal or other act that, in the judgment of the Board, will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary; (iii) the commission by the Participant of an act of fraud in the performance of his duties on behalf of the Company or any Subsidiary; (iv) the continuing willful failure of the Participant to perform his duties to the Company or any Subsidiary (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof; or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Participant’s Service with the Company. Notwithstanding the foregoing, if the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement.

(f) “Change in Control” has the meaning ascribed to it in Section 4.2.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h) “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(i) “Committee” means the Committee acting under Article 5.

                (j) “Director” means a member of the Board of Directors of the Company or a Subsidiary, and also includes advisory directors and directors emeritus.

(k) “Disability” or “Disabled” means that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s Employees. Notwithstanding the foregoing, if the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(l) “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under this Plan.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(n) “Exercise Price” means the price established with respect to a stock option or pursuant to Section 2.2.

(o) “Fair Market Value” means, with respect to a share of Stock on a specified date:

                                 (i) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Stock are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

 (ii) if the shares of Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Stock on such date, as of the close of the market in New York City and without regard to after-hours trading activity, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

 (iii) if (i) and (ii) are not applicable, the Fair Market Value of a share of Stock as the Committee may determine in good faith and in accordance with Code Section 422 and the applicable requirement of Code Section 409A and the regulations promulgated thereunder. For purposes of the exercise of a stock option, Fair Market Value on such date shall be the date a notice of exercise is received by the Company, or if not a day on which the market is open, the next day that it is open.

(p) Following a Change in Control, a termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events: (i) the failure of the Company or Subsidiary to appoint or re-appoint or elect or re-elect the Employee Participant to the position(s) with the Company or Subsidiary held immediately prior to the Change in Control; (ii) a material change in the functions, duties or responsibilities of the Employee Participant compared to those functions, duties or responsibilities in effect immediately prior to a Change in Control; (iii) any reduction of the rate of the Employee Participant’s base salary in effect immediately prior to the Change in Control; (iv) any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of the Employee Participant’s compensation as and when due; (v) any change in the terms and conditions of any compensation or benefit program in which the Employee Participant participated immediately prior to the Change in Control which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package; or (vi) a change in the Employee Participant’s principal place of employment, without his consent, to a place that is both more than twenty-five (25) miles away from the Employee Participant’s principal residence and more than fifteen (15) miles away from the location of the Employee Participant’s principal executive office prior to the Change in Control.

(q) “Immediate Family Member” means with respect to any Participant: (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) and (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) and (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) and (ii) above control more than fifty percent (50%) of the voting interests.

(r) “Involuntary Termination of Employment” means the Termination of Service by the Company or Subsidiary other than a termination for Cause, or termination of employment by a Participant Employee for Good Reason.

(s) “ISO” has the meaning ascribed to it in Section 2.1.

(t) “Non-Qualified Option” means the right to purchase shares of stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee who is either not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

(u) “Participant” means any individual who has received, and currently holds, an outstanding award under this Plan.

(v) “Retirement” means retirement from employment as an Employee or Service as a Director on or after the occurrence of any of the following the attainment of age 65.

(w) “SEC” means the Securities and Exchange Commission.

(x) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(y) “Service” means service as an Employee or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.

(z) “Stock” means the common stock of the Company.

(aa) “Subsidiary” means any corporation, affiliate, bank or other entity that would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or interests in the profits.

(bb) “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

                                (i) The Participant’s cessation as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(ii) The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform services for the Company or Subsidiary. If the period of leave exceeds six (6) months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six (6) month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1). The employment relationship of a Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that such leave does not exceed ninety (90) day as, or if longer, as long as the Employee’s right to reemployment is guaranteed either by statute or contract.

(iii) If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

(iv) Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any award under this Plan constitutes Deferred Compensation (as defined in Section 2.5 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” within the meaning of Code Section 409A shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will not exceed 49% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(v) With respect to a Participant Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director.

(cc) “Voting Securities” means any securities that ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

(dd) “Whole Board” means the total number of Directors that the Company would have if there were no vacancies on the Board at the time the relevant action or matter is presented to the Board for approval.

Section 8.2 In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a) actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e) indications of time of day mean Texas time;

(f) “including” means “including, but not limited to”;

(g) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h) all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j) any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k) all accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles (GAAP).

PROXY CARD

REVOCABLE PROXY

BCB BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
April 28, 2011

The undersigned hereby appoints the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of BCB Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The Chandelier Restaurant, 1081 Broadway, New Jersey 07002 on April 28, 2011, at 10:00 a.m. eastern time.  The Board of Directors are authorized to cast all votes to which the undersigned is entitled as follows:

1.	The election as directors of all nominees listed below (except as marked to the contrary below).

For a term of three years

Robert Ballance, Joseph J. Brogan, Robert Hughes and Donald Mindiak

For a term of two years

Kenneth D. Walter

For a term of one year

Thomas Coughlin

FOR	WITHHOLD	FOR ALL EXCEPT
☐	☐	☐

INSTRUCTION:  To withhold your vote for one or more nominees, mark “FOR ALL EXCEPT” and write the name of the nominee(s) on the line provided below.

2.	The ratification of the appointment of ParenteBeard LLC as independent registered public accounting firm for the Company for the year ending December 31, 2011.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	An amendment to the BCB Bancorp, Inc. Certificate of Incorporation to authorize 10.0 million shares of serial preferred stock par value 0.01 per share.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	Approval of the 2011 BCB Bancorp, Inc. Stock Option Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

The Board of Directors recommends a vote “FOR” the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED ON THIS PROXY.  IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, A MAJORITY OF THE BOARD OF DIRECTORS WILL HAVE THE AUTHORITY TO VOTE IN THEIR DISCRETION WITH RESPECT TO ANY MATTER AS TO WHICH THE BOARD OF DIRECTORS IS NOT NOTIFIED AT LEAST FIVE BUSINESS DAYS BEFORE THE DATE OF THIS PROXY STATEMENT.

The annual meeting may be postponed or adjourned for the purpose of soliciting additional proxies.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to our Corporate Secretary at the annual meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to our Corporate Secretary at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the annual meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a notice of the annual meeting and a Proxy Statement dated March 28, 2011 and the Annual Report on Form 10-K with audited financial statements.

	☐	Check Box if You Plan
Dated:		to Attend annual meeting

PRINT NAME OF SHAREHOLDER		PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER		SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this proxy card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Please complete and date this proxy card and return it promptly in the enclosed postage-prepaid envelope.